UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest event reported): April 17, 2008

Commission File No. 0-5014

aeroTelesis, Inc.
(Name of Small Business Issuer in its charter)

Delaware	5-2554669
(State or other jurisdiction of	IRS Employer
incorporation or organization)	Identification Number)

(Address of principal executive offices)(Zip Code)

Issuer’s telephone number: (310)470-6379

ITEM 5.2 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 1, 2008, the Company’s shareholders, after notice, called a Special Meeting of Shareholders. A majority of shareholders was present and new directors were elected. The directors that were elected were Mike M. Davoudian, Dr. Long Nguyen and Dawn Smith. On April 17, 2008, the Board of Directors held a meeting and dismissed Joseph Gutierrez as CFO and President effective immediately.

Mr. Davoudian is the president of a building management company, a position he has occupied since 2004. Dr. Nguyen is a published writer and poet and a real estate investor. He holds a Ph.D. from the University of California at Berkeley. Dawn Smith has an extensive background in recruiting and communications. She holds a degree from the University of Southern California. Presently, Ms. Smith is an independent contract recruiter and public relations consultant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

June 16, 2008	aeroTelesis, Inc.

	By:	/s/ Mike Davoudian
Mike Davoudian
Chairman